UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 2, 2018

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53824 (Commission File Number)	88-0344135 (IRS Employer Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices and zip code)

(949) 260-8070

(Registrant's telephone number including area code)

Not Applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Woodrow W. Clark, II as Director

On October 2, 2018, Woodrow W. Clark, II submitted to the Company’s Board of Directors (the “Board”) notice of his resignation from his position as a director of the Board, with such resignation to be effective immediately. The Board accepted Mr. Clark’s resignation on October 2, 2018. Mr. Clark resigned his position as a director to pursue his academic career. Mr. Clark’s resignation as a director did not result from any disagreement with the Board.

Resignation of Robert Baron as Director

October 2, 2018, the Board also accepted the resignation of Robert Baron as a director of the Company. Mr. Baron had submitted notice of his resignation on July 26, 2018, with such resignation to be effective immediately. Mr. Baron’s resignation as a director did not result from any disagreement with the Board.

Resignation of Tarek “Terry” Elmani as Secretary/Appointment of Scott Dinsmore

On March 15, 2018, Tarek “Terry” Elmani submitted to the Board notice of his resignation from his position as Secretary of the Company, with such resignation to be effective immediately. The Board accepted Mr. Elmani’s resignation on October 2, 2018. Mr. Elmani's resignation noted that he was resigning because of the civil complaint filed by the SEC against the Company entitled Securities and Exchange Commission v. Premier Holding Corp. et al., Civil Action No. 1:17-cv-09485 (S.D.N.Y. filed December 4, 2017). Mr. Elmani’s resignation as Secretary did not result from any disagreement with the Board.

On October 2, 2018, the Board appointed Scott Dinsmoor to replace Mr. Elmani as the Company’s Secretary, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until his resignation or removal.

[SIGNATURE PAGE FOLLOWING]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:	/s/ Randall Letcavage
Name:	Randall Letcavage
Title:	CEO

Dated: October 7, 2018